AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 14, 2000

                                                      REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         MARKETING SERVICES GROUP, INC.
             (Exact name of registrant as specified in its charter)


                 NEVADA                              88-0085608
                 ------                              ----------
     (State or other jurisdiction of      (I.R.S. Employer Identification No.)
     incorporation or organization)


                           --------------------------


                               333 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10001
                                 (917) 339-7100
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)
                           --------------------------

                                J. JEREMY BARBERA
                          MARKETING SERVICES GROUP, INC
                               333 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10001
                                 (917) 339-7100

                           (Name, address, including
             zip code, and telephone number, including area code, of
                               agent for service)
                           --------------------------

                                   COPIES TO:
                             MICHAEL L. PFLAUM, ESQ.
                            CAMHY KARLINSKY STEIN LLP
                                  1740 BROADWAY
                            NEW YORK, NEW YORK 10019

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering. /X/ 333-33174

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                            ------------------------


                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                      Proposed      Proposed Maximum  Aggregate
 Title of Shares   Maximum Amount   Aggregate Price    Offering     Amount of
 to be Registered        to         Per Security (1)   Price (1)  Registration
                    be Registered                                      Fee
--------------------------------------------------------------------------------

Common Stock,
par value $.01        18,000(2)         $12.9065       $232,317      $61.33
per share
--------------------------------------------------------------------------------



(1)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average high and low prices per share of the common stock on the Nasdaq National Market System on April 7, 2000.

(2)In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416.

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

================================================================================


                   SUBJECT TO COMPLETION, DATED APRIL 14, 2000

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      This registration statement is being filed to register an additional 18,000 shares of Common Stock, $.01 par value per share, of Marketing Services Group, Inc., a Nevada corporation (the "Registrant"), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The information in the Registrant's earlier effective registration statement (Registration No. 333-33174) is incorporated herein by reference.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS.

All exhibits filed with or incorporated by reference in Registration Statement No. 333-33174 are incorporated by reference into, and shall be deemed part of, this Registration Statement, except the following which are filed herewith:

            4.4     Warrant Certificate between Marketing Services
                    Group, Inc. and Jason Lyons. *
            4.5     Warrant Certificate between Marketing Service
                    Group, Inc. and Kenneth A. Zitter *
            5.1 Opinion of McDonald Carano Wilson McCune Bergin Frankovich & Hicks LLP as to legality of securities being offered (including consent)*
            23.1    Consent of PricewaterhouseCoopers LLP*
            23.2    Consent of McDonald Carano Wilson McCune Bergin
                    Frankovich & Hicks LLP (contained in Exhibit 5.1)
            24.1    Powers of Attorney (h)

                    * Filed herewith.

                    (h)  Incorporated   by   reference   to   the   Registrant's
                         Registration   Statement  on  Form  S-3,   Registration
                         Statement No. 333-33174

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 14, 2000.

                                          MARKETING SERVICES GROUP, INC.


                                          By:/s/ JEREMY BARBERA
                                             ------------------
                                        Name:J. Jeremy Barbera
                                       Title:Chairman of the Board and
                                             Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                   TITLE                                   DATE
---------                   -----                                   ----

/s/J. JEREMY BARBERA        Chairman of the Board and Chief         April 14,
--------------------        Executive Officer (Principal Executive  2000
J. Jeremy Barbera           Officer)

/s/ALAN I. ANNEX            Director                                April 14,
----------------                                                    2000
Alan I. Annex

/s/JAMES COPPERSMITH        Director                                April 14,
--------------------                                                2000
James Coppersmith

/s/JOHN T. GERLACH          Director                                April 14,
------------------                                                  2000
John T. Gerlach

/s/SEYMOUR JONES            Director                                April 14,
----------------                                                    2000
Seymour Jones

/s/STEPHEN J. KILLEEN       Director                                April 14,
---------------------                                               2000
Stephen J. Killeen

/s/MICHAEL E. PRALLE        Director                                April 14,
--------------------                                                2000
Michael E. Pralle

/s/ANTHONY WAINWRIGHT       Director                                April 14,
---------------------                                               2000
Anthony Wainwright

/s/CINDY H. HILL            Chief Accounting Officer (Principal     April 14,
----------------            Accounting Officer)                     2000
Cindy H. Hill